UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2012, DISH DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of DISH Network Corporation, entered into an indenture (the “Indenture”), among the Company, the guarantors named on the signature page thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Company’s issuance of $1,500,000,000 aggregate principal amount of its 5% Senior Notes due 2023 (the “Notes”) at an issue price of 100%.  A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2012, the Company issued $1,500,000,000 aggregate principal amount of the Notes pursuant to the Indenture at an issue price of 100%. The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

The Notes bear interest at a rate of 5% per annum and mature on March 15, 2023. Interest on the Notes will be payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2013, to the holders of record of such Notes at the close of business on March 1 or September 1, respectively, preceding such interest payment date. The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries, to, among other things: (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants include certain exceptions.

The Company, at its option, may at any time and from time to time redeem all or any portion of the Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to March 15, 2016, may also redeem up to 35% of the Notes at a purchase price equal to 105% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, as of the date of redemption with the net cash proceeds from certain equity offerings or capital contributions.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued pursuant to the Indenture may declare all the Notes issued pursuant to the Indenture to be due and payable immediately, together with interest, if any, accrued thereon.

Under the terms of a Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.

The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement filed herewith as exhibits.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of December 27, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of December 27, 2012, among the Company, the Guarantors and Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: December 27, 2012	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, dated as of December 27, 2012, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of December 27, 2012, among the Company, the Guarantors and Deutsche Bank Securities Inc.